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                                                                     Exhibit 5.1

                   OPINION OF BROBECK, PHLEGER & HARRISON LLP
                                  July 22, 2002



DoubleClick Inc.
450 West 33rd Street
New York, NY 10001

          Re: DoubleClick Inc. Registration Statement on Form S-8 for 500,000 Shares of Common Stock

Ladies and Gentlemen:

                  We have acted as counsel to DoubleClick Inc., a Delaware corporation (the "Company") in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 500,000 shares of common stock (the "Shares") to be contributed to the Company's 401(k) Plan (the "Plan") by the Company or otherwise acquired by the Plan directly from the Company.

                  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Plan. Based on such review, we are of the opinion that if, as and when the shares of Common Stock are issued and contributed or sold (and the consideration therefor received) pursuant to the provisions of the Plan, and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and non-assessable.

                  We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

                                       Very truly yours,


                                       /s/ Brobeck, Phleger & Harrison LLP
                                       BROBECK, PHLEGER & HARRISON LLP